Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-127858, No. 333-121085, No. 333-157540 and No. 333-178585 on Form S-8 of Home Federal Bancorp, Inc., of our report dated March 14, 2013, relating to the financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Home Federal Bancorp, Inc. for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Cleveland, Ohio
March 14, 2013